UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2026

WATSCO, INC.

(Exact name of Registrant as Specified in Its Charter)

Florida	1-5581	59-0778222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2665 South Bayshore Drive Suite 901
Miami, Florida		33133
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (305) 714-4100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, $0.50 par value	WSO	New York Stock Exchange
Class B common stock, $0.50 par value	WSOB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Watsco, Inc., a Florida corporation (the “Company”), held its 2026 Annual Meeting of Shareholders (the “Annual Meeting”) on June 1, 2026. The final voting results for the proposals submitted to a vote of the Company’s shareholders at the Annual Meeting are as follows:

Proposal 1. As set forth in the table that follows, (1) election of one director to serve as a Common stock director by Common shareholders voting as a single class and (2) election of two Class B Common stock directors by Class B common shareholders voting as a single class:

Nominee	Term Expires	Votes For	Votes Against	Abstentions	Broker Non-Votes
Common Stock:
Ana Lopez-Blazquez	2029	24,485,246	6,076,578	17,619	1,629,623
Class B Common Stock:
Cesar L. Alvarez	2029	53,231,431	111,874	12,375	1,240,714
Denise Dickins	2029	53,242,653	113,027	-	1,240,714

Proposal 2. Approval of a non-binding advisory resolution regarding the compensation of the Company’s named executive officers. The combined vote of the Company’s Common and Class B common stock was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
80,839,936	2,969,397	125,790	2,870,337

Proposal 3. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year. The combined vote of the Company’s Common and Class B common stock was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
86,731,800	9,111	64,545	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATSCO, INC.

Date:	June 3, 2026	By:	/s/ Ana M. Menendez
Ana M. Menendez, Chief Financial Officer